Q1 2025 Earnings Presentation May 7, 2025 Exhibit 99.2

2 Question & Answer Introduction Redeate (Red) Tilahun Senior Manager, Investor Relations and Financial Reporting Operational Highlights Chris Bradshaw President and CEO Financial Review Jennifer Whalen SVP, Chief Financial Officer Concluding Remarks Chris Bradshaw President and CEO 01 02 03 04 05 Q1 2025 Earnings Call

3 Cautionary Statement Regarding Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements about our future business, strategy, operations, capabilities and results; financial projections; plans and objectives of our management, including our expectations regarding a quarterly dividend program and our intention to pay down debt; expected actions by us and by third parties, including our customers, competitors, vendors and regulators, and other matters. Some of the forward-looking statements can be identified by the use of words such as “believes,” “belief,” “forecasts,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “will,” “would,” “could,” “should” or other similar words; however, all statements in this presentation, other than statements of historical fact or historical financial results, are forward-looking statements. Our forward-looking statements reflect our views and assumptions on the date hereof regarding future events and operating performance. We believe that they are reasonable, but they involve significant known and unknown risks, uncertainties, assumptions and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and factors that could cause or contribute to such differences, include, but are not limited to, those discussed in our Annual Report on Form 10-K, and in particular, the risks discussed in Part I, Item 1A, “Risk Factors” of such report and those discussed in other documents we file with the Securities and Exchange Commission (the “SEC”). Accordingly, you should not put undue reliance on any forward-looking statements. You should consider the following key factors when evaluating these forward-looking statements: the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers; our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 fleet; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; public health crises, such as pandemics and epidemics, and any related government policies and actions; our inability to execute our business strategy for diversification efforts related to government services and advanced air mobility; the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (OPEC) and other producing countries; fluctuations in the demand for our services; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the possibility of political instability, civil unrest, war or acts of terrorism in any of the countries where we operate or elsewhere; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the existence of operating risks inherent in our business, including the possibility of declining safety performance; labor issues, including our inability to negotiate acceptable collective bargaining or union agreements with employees covered by such agreements; the possibility of changes in tax, environmental, trade, immigration and other laws and regulations and policies, including, without limitation, tariffs and actions of the governments that impact oil and gas operations, favor renewable energy projects or address climate change; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; general economic conditions, including interest rates or uncertainty in the capital and credit markets; disruptions in global trade, including as a result of tariffs, trade restrictions, retaliatory trade measures or the effect of such actions on trading relationships between the United States and other countries; the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect search and rescue (“SAR”) contract terms or otherwise delay service or the receipt of payments under such contracts; and the effectiveness of our environmental, social and governance initiatives. The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. All forward- looking statements in this presentation are qualified by these cautionary statements and are only made as of the date thereof. The forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect our businesses, particularly those discussed in greater detail in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K. We disclaim any obligation or undertaking, other than as required by law, to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, whether as a result of new information, future events or otherwise.

4 Non-GAAP Financial Measures Reconciliation In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP measures including EBITDA, Adjusted EBITDA, Adjusted Operating Income, Net Debt, Free Cash Flow and Adjusted Free Cash Flow. Each of these measures, detailed below, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes), included in the Company’s filings with the SEC and posted on the Company’s website. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occurred during the reported period and noted in the applicable reconciliation. The Company includes EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to the Company’s ability to meet its future debt service, capital expenditures and working capital requirements and the financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. There are two main ways in which foreign currency fluctuations impact the Company’s reported financials. The first is primarily non-cash foreign exchange gains (losses) that are reported in the Other Income line on the Income Statement. These are related to the revaluation of balance sheet items, typically do not impact cash flows, and thus are excluded in the Adjusted EBITDA presentation. The second is through impacts to certain revenue and expense items, which impact the Company’s cash flows. The primary exposure is the GBP/USD exchange rate. This presentation provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA. The Company is unable to provide a reconciliation of forecasted Adjusted EBITDA (non-GAAP) for the outlook periods included in this presentation to projected net income (GAAP) and Adjusted Operating Income (non-GAAP) to operating income (GAAP) for the same periods because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA and projected Adjusted Operating Income due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of forecasted non-GAAP measures to GAAP measures for the outlook periods presented. Adjusted Operating Income (Loss) (“Adjusted Operating Income”) is defined as operating income (loss) before depreciation and amortization, PBH amortization and gains or losses on asset dispositions that occurred during the reported period. The Company includes Adjusted Operating Income to provide investors with a supplemental measure of each segments operating performance. Management believes that the use of Adjusted Operating Income is meaningful to investors because it provides information with respect to each segments ability to ability to generate cash from its operations. Adjusted Operating Income is not a recognized term under GAAP. Accordingly, this measure should not be used as an indicator of, or an alternative to, operating income (loss), the most directly comparable GAAP measure, as a measure of operating performance. Because the definition of Adjusted Operating Income (or similar measures) may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. Free Cash Flow represents the Company’s net cash provided by operating activities less maintenance capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to certain special items which primarily include (i) professional service fees related to unusual litigation proceedings and (ii) other nonrecurring costs related to strategic activities. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. The GAAP measure most directly comparable to Free Cash Flow and Adjusted Free Cash Flow is net cash provided by operating activities. Since neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net cash provided by operating activities. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies. The Company also presents Net Debt, which is a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents. The GAAP measure most directly comparable to Net Debt is total debt. Since Net Debt is not a recognized term under GAAP, it should not be used as an indicator of, or an alternative to, total debt. Management uses Net Debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes this metric is useful to investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. A reconciliation of each of EBITDA, Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt is included elsewhere in this presentation.

5 8% Light Twin 12% Single Engine 8% Fixed Wing / UAS 30% S92 11% AW189 25% AW139 6% Other Medium 211 Revenues by Segment(2)Aircraft Fleet(1) Revenues by Region(3) Leading Global Provider of Innovative and Sustainable Vertical Flight Solutions Presence on 6 Continents Customers in 18 Countries Publicly Traded on NYSE (VTOL) Global Employees 3,469 Total 906 Pilots 917 Engineers 68% Offshore Energy Services 8% Other Services 24% Government Services $1.4 bn 28% Americas 52% Europe 7% Asia Pacific 13% Africa $1.4 bn (1) As of 3/31/2025; see slide 20 for further details (2) Reflects LTM revenues by segment as of 3/31/2025; see slide 22 for additional details (3) Reflects LTM revenues by region as of 3/31/2025

6 As of March 31, 2025 Aircraft Fleet Mix 211 20% Leased 80% Owned Bristow Fleet by Segment 17 AW189 62 3 AW139 3 Other Medium 12 S92 20 Single Engine 3 Light Twin 20 3 AW139 12 Fixed Wing 13 Light Twin 1 Fixed Wing 51 S92 129 47 AW139 11 Other Medium 6 AW189 Government Services Other Services Offshore Energy Services 5 Single Engine 4 UAS

7 Q1 2025 Consolidated Financial Results (1) “Current Quarter” refers to the three months ended March 31, 2025, and “Preceding Quarter” refers to the three months ended December 31, 2024. (2) See slide 21 for a description of Adjusted EBITDA and reconciliation to net income. Revenues were $3.0 million lower in the Current Quarter(1) primarily due to lower utilization resulting from seasonality in Other Services, partially offset by higher revenues from new contracts in Government Services. Offshore Energy Services (“OES”) revenues were consistent with the Preceding Quarter. Adjusted EBITDA(2) was consistent with the Preceding Quarter(1). Lower revenues were offset by lower operating and general and administrative expenses. Total Revenues Adjusted EBITDA(2) $354 $351 $100 $160 $220 $280 $340 $400 Q4 2024 Q1 2025 $ i n m ill io n s $58 $58 $0 $25 $50 $75 Q4 2024 Q1 2025 $ i n m ill io n s

8 Offshore Energy Services Total Revenues Adjusted Operating Income Revenues were $0.4 million lower in the Current Quarter. Revenues in Europe were $4.5 million lower due to lower utilization in the UK. Revenues in the Americas were $1.9 million higher primarily due to higher utilization of heavy helicopters in the U.S. Revenues in Africa were $2.2 million higher due to increased aircraft capacity and increased utilization. The $3.1 million increase in Adjusted Operating Income was primarily due to lower repairs and maintenance expenses of $7.1 million, partially offset by $3.2 million of increased expenses due to higher training costs in the Current Quarter and property tax savings in the Preceding Quarter. $44 $47 $0 $20 $40 $60 Q4 2024 Q1 2025 $ i n m il li o n s $240 $240 $100 $150 $200 $250 Q4 2024 Q1 2025 $ i n m il li o n s See slide 23 for a description of Adjusted Operating Income and reconciliation to Operating Income.

9 Government Services Total Revenues Adjusted Operating Income Revenues were $3.4 million higher in the Current Quarter primarily due to the Irish Coast Guard ("IRCG") contract which began its transition in late 2024. Adjusted Operating Income was $3.9 million higher in the Current Quarter primarily due to higher revenues. $10 $14 $0 $4 $8 $12 $16 Q4 2024 Q1 2025 $ i n m il li o n s $83 $86 $0 $20 $40 $60 $80 $100 Q4 2024 Q1 2025 $ i n m il li o n s See slide 23 for a description of Adjusted Operating Income and reconciliation to Operating Income.

10 Other Services Total Revenues Adjusted Operating Income Adjusted Operating Income was $4.5 million lower in the Current Quarter due to these lower seasonal revenues, partially offset by lower fuel costs and other operating expenses due to lower activity. $7 $2 $0 $2 $4 $6 $8 $10 Q4 2024 Q1 2025 $ i n m il li o n s $31 $25 $0 $10 $20 $30 $40 Q4 2024 Q1 2025 $ i n m il li o n s See slide 23 for a description of Adjusted Operating Income and reconciliation to Operating Income. Revenues from Other Services were $6.0 million lower than the Preceding Quarter primarily due to lower utilization resulting from seasonality in Australia, unfavorable foreign exchange rate impacts and lower dry-leasing revenues.

11 s (1) 2025E and 2026E: Estimates (2) The outlook projections provided for 2025 and 2026 are based on the Company’s current estimates, using information available at this point in time, and are not a guarantee of future performance. Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. Affirms 2025 And 2026 Outlook Affirms Affirms Revenues (in USD, millions) 2025E(1)(2) 2026E(1)(2) Offshore Energy Services $950 - $1,060 $975 - $1,165 Government Services $350 - $425 $430 - $460 Other Services $120 - $130 $120 - $150 Total revenues $1,420 - $1,615 $1,525 - $1,775 Adjusted Operating Income: Offshore Energy Services $190 - $210 $210 - $255 Government Services $45 - $55 $75 - $85 Other Services $15 - $20 $15 - $20 Corporate ($30-$40) ($30-$40) Total Adjusted Operating Income $220 - $245 $270 - $320 Adjusted EBITDA $230 - $260 $275 - $335 Cash interest ~$45 ~$40 Cash taxes $25 - $30 $25 - $30 Maintenance capital expenditures $15 - $20 $20 - $25

12 Outlook By Segment Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. Offshore Energy Services Market conditions are expected to remain constructive for our industry in 2025, given current utilization levels coupled with unmet lift demand and long lead-times for new builds. Increased activity and a tight equipment market have driven meaningful rate increases, which we have continued to capture during contract renewal and new project tenders. Headwinds from continued supply chain shortages are expected to persist in 2025. Additionally, the cadence of our contract renewals are such that more of the contracts would commence in late 2025 or 2026. Europe region: • We expect activity in this region to remain mostly stable in 2025, though S92 supply chain challenges remain a risk • The North Sea is a mature market with limited growth opportunities, with potential contraction of this market in the long-term Americas region: • Meaningful increases in our Americas market largely attributed to expanded operations in Brazil, which offers additional opportunities, though the timing of these opportunities is weighted towards the back half of 2025, with full-year impacts expected in 2026. • Activity is also expected to increase in the U.S. and Suriname Africa region: • Nigeria remains one of our most promising markets, as the business continues to absorb increasing demand in the region • The combination of increased utilization, higher rates and added capacity is fueling our growth in this market • Absent additional supply chain headwinds, we expect this momentum to continue in 2025 2025 will be a year of transitioning to new contracts The ~€670 million IRCG contract commenced in late 2024 and is expected to fully transition in early 2026. The £1.6 billion UKSAR2G contract transition also began in late 2024 with completion expected by the end of 2026. Typically involves short periods of investment followed by long periods of strong cash flows. Though the majority of capital expenditures will conclude in the first half of 2025, associated operating expenses during the transition period and supply chain challenges may not present the full earnings power and quality margins from this business until 2026 and beyond. We expect full-year impacts in subsequent years will contribute meaningfully to our financial results, and the strong margins, stable, long-term cash flows with high credit quality customers will provide reliable capital returns well into the middle of the next decade. Government Services We believe the financial performance of this business will remain consistent with or near current levels of activity throughout 2025 Other Services has experienced growth in recent years from charter revenues in Australia, and we observed higher yields in scheduled passenger transport throughout the prior year, though economic uncertainty could reduce activity and yields. Other Services

13 Strong Balance Sheet and Liquidity Position Actual (USD $mm, as of 3/31/2025) Amount Rate Maturity Cash $194 ABL Facility ($85mm)(3) — SOFR+200 bps May-27 Senior Secured Notes 400 6.875% Mar-28 UKSAR Debt 211 SONIA+275 bps Mar-36 IRCG Debt 107 EURIBOR+195 bps Jun-31 Total Debt(2) $718 Less: Unrestricted Cash $(191) Net Debt $527 Illustrative Annual Debt Maturity Profile(4)(5) (1) Balances reflected as of 3/31/2025 (2) Reflects principal balance of total debt (3) As of 3/31/2025, the ABL facility had $8.8 million in letters of credit drawn against it and availability of $63.2 million (4) The illustrative annual debt maturity chart does not factor in any additional pre-payments of debt. No principal payments are required on the IRCG Debt until 2026. (5) UKSAR Debt balance shown assumes a GBP/USD exchange rate of 1.29. The IRCG Debt assumes a EUR/USD rate of 1.08. $19 $19 $19 $19 $19 $19 $19 $19 $19 $19 $19 $5 $11 $11 $11 $11 $11 $53 $400 0 100 200 300 400 500 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 UKSAR Debt IRCG Debt ABL Facility Commitment Senior Secured Notes Unfunded capital commitments of $169.2 million, consisting primarily of aircraft purchases(1) Net Debt expected to reduce as cash balances from increased earnings continue to grow and growth investments conclude $191.1 million of unrestricted cash and total liquidity of $254.3 million(1) (3) No material near-term debt maturities. Additionally, amortizing equipment financings include flexible early pre-payment terms

14 Contractual Backlog (1) As of March 31, 2025 (2) Only includes Monthly Standing Charge (“MSC”) revenues. Does not include variable flight hour revenues (3) Only includes contracts longer than one year and does not include any short-term contracts, ad hoc activity or potential contract escalations (4) Reflects base contract duration for OES at current contractual rates but does not include options to extend. Includes extension option periods for Government Services contracts (5) Certain contracts are subject to provisions that allow customers to cancel upon notice. Potential future contract cancellations or modifications are not reflected in these amounts ~$4.2Bn Total Backlog by End Market Expected Backlog By Year 27% 73% Offshore Energy Services $1.1bn Government Services $3.1bn Total 2025 2026 2027 2028 Thereafter M ill io n s 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 $4.2bn $0.6bn $0.6bn $0.5bn $0.3bn $2.2bn

15 “In a year and a half the number of uncontracted S-92s has fallen from 34 to just 7. Effective utilisation has moved from 83% to 96% on the S-92 and super-medium types are at full utilisation.” “Overall size of the fleet has gradually reduced as a function of part-outs and movement of aircraft to other markets (e.g. utility work).” “Volume of aircraft currently in maintenance / RTS is double what we would expect for the number of contracted aircraft.” Steve Robertson, Director LCI Analytics Effective Utilization of Heavy and Medium Offshore Helicopters Offshore Helicopter Capacity Remains Tight Source: LCI Analytics, Offshore Market Update October 2024 291 37 38 155 49 4 7 38 31 1 1 3 91% 98% 98% 98% Active Helicopters Inactive Helicopters (Total) Inactive Helicopters (Known Stored / Uncontracted) Effective Utilisation S-92 AW189 H175 AW139

Legacy OES Contracts Continuing to Reset

~58% of OES Contracts Yet to Reset

OES Contracts

- Tight aircraft supply due to:
  - Assets retired or sold to other markets during the last downturn
  - Lack of new helicopter deliveries in the last decade
  - Long lead-times for new builds
  - Complex supply chain challenges contributing to lack of availability
- Typical payment model, duration and structure:
  - Contract duration is generally 1 – 5 years, depending on the region and customer
  - Revenues structure: ~65% Monthly Standing Charge (MSC) + ~35% Fixed Hourly Rate (FHR)
- ~80% of revenues from production activities and ~20% from exploration means more assets on longer term projects

Contracts Reset


58%
42%
Reset
Legacy

(1) As of March 31, 2025
(2) Percentages based on Large Aircraft Equivalent ("LACE"). Assumes LACE factor of 1 for Heavy Helicopters, 0.5 for Medium Helicopters and 0.25 for Light-Twin Engine Helicopters
(3) Only includes contracts longer than one year and does not include any short-term contracts, ad hoc activity or potential contract escalations

Bristow
16

Advancing Government SAR

2nd Generation UK SAR Contract (UKSAR2G)

An Effective Transition Plan

Maritime & Coastguard Agency

Investing capital to ensure a successful transition of operations to the new £1.6 billion UKSAR2G contract. Contract term of 10 years + up to 3-year extension option

- New contract transitions began in December 2024 and will continue through the end of 2026
- New contract combines existing rotary and fixed wing services into fully integrated, innovative solution led by Bristow
- Estimated capital investment range of \$155-\$165 million for six new AW139 aircraft and modifications to existing aircraft

Irish Coast Guard Contract (IRCG)

Significant Addition to Bristow's Government Services Offering

Irish Coast Guard
GARDA CÓSTA na hÉIREANN

Contract term of 10 years + up to 3-year extension option, approximately €670 million contract will provide for day and night-time operations of four helicopter bases

- New contract transition began in late 2024 and will continue through the beginning of 2026
- In addition to the helicopter service, the new IRCG aviation service will, for the first time, also include a fixed wing aircraft element. Provides for the day and night-time operation of four bases
- Estimated capital investment range of \$135-\$145 million for five new AW189 aircraft and modifications to an existing aircraft

Plans to fund the investment with cash on hand, operating cash flows, debt financing and potential aircraft leasing

	Total
Investment (UKSAR2G)	\$158mm
Investment (IRCG)	\$142mm
Total Investment	\$300mm

\$258mm
(86%) Completed

As of March 31, 2025

Bristow
17

18 Priority Philosophy Strategic Objectives Capital Allocation Framework Balance Sheet Growth Shareholder Capital Returns • Protect and maintain strong balance sheet and liquidity position • Structure leases and debt to facilitate financial flexibility • Pursue high impact, high return organic growth opportunities • Assess other growth opportunities: ─ Opportunistic M&A ─ Advanced Air Mobility (AAM) • Return capital to shareholders via opportunistic share buybacks and quarterly dividends • Pay down debt to a balance of approximately $500 million gross debt by the end of 2026 • Return leased S92 helicopters upon contract maturities / transitions • Complete transitions of new IRCG and UKSAR2G contracts • Upgrade fleet with new OES configured AW189 helicopters to meet customer demand and boost profitability • Opportunistically buyback shares using Board approved $125 million share repurchase program • Initiate a quarterly dividend program beginning in Q1 2026, with an initial dividend payment of $0.125 per share ($0.50 per share annualized) A Disciplined and Focused Approach

19 Appendix 1 Fleet Overview 2 3 Adjusted EBITDA 4 Revenues and Flight Hours by Segment 5 Adjusted Operating Income by Segment Adjusted Free Cash Flow

Fleet Overview

	NUMBER OF AIRCRAFT[1]			
TYPE	OWNED AIRCRAFT	LEASED AIRCRAFT	TOTAL AIRCRAFT	AVERAGE AGE (YEARS)[2]
Heavy Helicopters:				
S92	34	29	63	15
AW189	19	4	23	8
	53	33	86	
Medium Helicopters:				
AW139	49	4	53	14
S76 D/C++	13	—	13	13
AS365	1	—	1	35
	63	4	67	
Light—Twin Engine Helicopters:				
AW109	3	—	3	18
H135 / EC135	12	1	13	12
	15	1	16	
Light—Single Engine Helicopters:				
AS350	12	—	12	26
AW119	13	—	13	18
	25	—	25	
Total Helicopters	156	38	194	15
Fixed Wing	9	4	13	
UAS	4	—	4	
Total Fleet	169	42	211	

	HEAVY	MEDIUM	LIGHT TWIN	TOTAL
Under construction[3]	10	5	2	17
On order[4]	—	—	5	5
Options[5]	10	—	10	20

1. As of 3/31/2025. Does not include certain aircraft shown in the "under construction" line in the fleet table. Upon completion of additional configuration, the newly delivered aircraft will appear in the fleet table above when placed into service.
2. Reflects the average age of helicopters that are owned by the Company.
3. Under construction reflects new aircraft that the Company has either taken ownership of and are undergoing additional configuration before being placed into service or are currently under construction by the Original Equipment Manufacturer ("OEM") and pending delivery. Includes ten AW189 heavy helicopters (of which three were delivered and are undergoing additional configuration), five AW139 medium helicopters (of which three were delivered and undergoing additional configuration) and two H135 light-twin helicopters.
4. On order reflects aircraft that the Company has commitments to purchase but construction has not yet begun. Includes five AW169 light-twin helicopters.
5. Options include ten AW189 heavy helicopters and ten H135 light-twin helicopters.

Bristow
20

21 Adjusted EBITDA Reconciliation (2) Special items include (i) professional service fees related to an unusual litigation proceeding and (ii) other nonrecurring costs related to strategic activities. Three Months Ended ($000s) March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 LTM Net income $ 27,381 $ 31,768 $ 28,279 $ 28,191 $ 115,619 Depreciation and amortization expense 16,841 16,701 17,569 16,848 67,959 Interest expense, net 9,490 9,064 9,660 9,385 37,599 Income tax expense (benefit) 10,183 (12,952) 8,392 9,245 14,868 EBITDA $ 63,895 $ 44,581 $ 63,900 $ 63,669 $ 236,045 Losses on disposal of assets 558 82 626 224 1,490 Foreign exchange (gains) losses (11,045) 12,581 (10,904) 749 (8,619) Special items (1) 4,302 596 6,558 6,639 18,095 Adjusted EBITDA $ 57,710 $ 57,840 $ 60,180 $ 71,281 $ 247,011 Three Months Ended (1) Special items include the following: March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 LTM PBH amortization $ 3,406 $ 3,727 $ 3,723 $ 3,725 $ 14,581 Gain on insurance claim — (4,451) — — (4,451) Other special items(2) 896 1,320 2,835 2,914 7,965 $ 4,302 $ 596 $ 6,558 $ 6,639 $ 18,095

22 Revenues and Flight Hours by Segment Three Months Ended March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 LTM Revenues ($000s) Offshore Energy Services: Europe $ 101,218 $ 105,686 $ 108,263 $ 106,701 $ 421,868 Americas 91,569 89,651 92,331 97,782 371,333 Africa 46,998 44,827 45,718 45,210 182,753 Total Offshore Energy Services 239,785 240,164 246,312 249,693 975,954 Government Services 85,943 82,558 85,346 79,578 333,425 Other Services 24,802 30,804 33,464 30,478 119,548 $ 350,530 $ 353,526 $ 365,122 $ 359,749 $ 1,428,927 Three Months Ended March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 Flight hours by segment Offshore Energy Services: Europe 8,749 9,395 9,575 9,826 Americas 10,002 10,505 11,002 11,028 Africa 4,680 4,239 4,430 4,594 Total Offshore Energy Services 23,431 24,139 25,007 25,448 Government Services 3,941 4,242 5,201 4,875 Other Services 3,400 3,585 3,569 3,390 30,772 31,966 33,777 33,713

23 Adjusted Operating Income Reconciliation Three Months Ended March 31, 2025 December 31, 2024 Offshore Energy Services: Operating income $ 37,365 $ 34,346 Depreciation and amortization expense 6,870 6,776 PBH amortization 2,879 3,061 Offshore Energy Services Adjusted Operating Income $ 47,114 $ 44,183 Government Services: Operating income $ 6,011 $ 2,266 Depreciation and amortization expense 7,286 6,987 PBH amortization 422 497 Government Services Adjusted Operating Income $ 13,719 $ 9,750 Other Services: Operating income (loss) $ (622) $ 3,623 Depreciation and amortization expense 2,554 2,781 PBH amortization 105 169 Other Services Adjusted Operating Income $ 2,037 $ 6,573 Total Segments Adjusted Operating Income $ 62,870 $ 60,506 Corporate: Operating loss $ (9,206) $ (8,431) Depreciation and amortization expense 131 157 Losses on disposal of assets 558 82 Corporate Adjusted Operating Loss $ (8,517) $ (8,192) Consolidated Adjusted Operating Income $ 54,353 $ 52,314

24 Adjusted Free Cash Flow Reconciliation (1) Special items include (i) professional service fees related to an unusual litigation proceeding and (ii) other nonrecurring costs related to strategic activities. Three Months Ended ($000s) March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 LTM Net cash provided by (used in) operating activities $ (603) $ 51,054 $ 66,022 $ 33,665 $ 150,138 Less: Maintenance capital expenditures (1,886) (2,739) (8,041) (2,215) (14,881) Free Cash Flow $ (2,489) $ 48,315 $ 57,981 $ 31,450 $ 135,257 Plus: Special items(1) 740 (2,580) 1,539 1,881 1,580 Adjusted Free Cash Flow $ (1,749) $ 45,735 $ 59,520 $ 33,331 $ 136,837 Working capital used $56.4 million of cash in the Current Quarter primarily due to an increase in accounts receivables due to the timing of customer payments, an increase in costs related to the start-up of new Government Services contracts, and increases in inventory to support new contracts and to mitigate risks related to supply chain constraints.